UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2017

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

MARYLAND	001-33177	22-1897375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3499 Route 9N, Suite 3D, Freehold, NJ	07728
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (732) 577-9996

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

This Form 8-K/A is being filed as an amendment to Current Report on Form 8-K filed on May 19, 2017 (the Original 8-K) by Monmouth Real Estate Investment Corporation (the Company), which reported the voting results of the matters voted on at the Company’s annual meeting of stockholders held on May 18, 2017, solely for the purpose of disclosing the Company’s determination with respect to the frequency of future shareholder advisory votes on executive compensation. This Form 8-K/A does not amend or modify the Original 8-K in any other respect.

Item 5.07 Submission of Matters to a Vote of Security Holders

(d) Consistent with both the Board’s recommendation as set forth in Proposal 5 of the Company’s definitive proxy statement for the Company’s annual meeting of shareholders held on May 18, 2017 and in light of the voting results with respect to Proposal 5 as disclosed in the Original 8-K, the Company has determined that an advisory vote on the approval of the compensation of the Named Executive Officers will be included in the Company’s proxy materials every year until the next required advisory vote on the frequency of future shareholder advisory votes on executive compensation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

/s/ Kevin S. Miller
Kevin S. Miller
Chief Financial and Accounting Officer

Date June 21, 2017

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